Exhibit 4.2

                                                               EXECUTION VERSION



NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Right to Purchase Shares of Common Stock of China Biopharmaceuticals Holdings, Inc. (subject to adjustment as provided herein)

            ADDITIONAL COMMON STOCK PURCHASE WARRANT (this "Warrant")

No. R-2 Issue Date: November 16, 2007 (the "Issue Date")

      China Biopharmaceuticals Holdings, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, RimAsia Capital Partners, L.P. or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, on the Exercise Date (as defined below), up to the total of the Additional Shares (as defined below) of the Common Stock (as defined below), at the Exercise Price (as defined below), in lawful money of the United States (the "Warrant Shares"). The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

      This Warrant may only be exercised as a result of either the Optional Redemption (as such term is defined below) or the Mandatory Redemption (as such term is defined below). This Warrant shall automatically expire upon the conversion of any shares of the Series B Preferred Stock (as such term is defined below) held by the Holder into shares of the Common Stock.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      The term "Additional Shares" means such number of shares of Common Stock equal to X in the following formula:

      20% = (X + 12,000,000)/(58,472,444 + X + Y)

      wherein 12,000,000 is the number of shares of Common Stock covered by a separate modified warrant issued to the Holder as of the Issue Date, 58,472,444 is the number of the issued and outstanding shares of Common Stock on a fully diluted basis on the day immediately preceding the Issue Date, and Y is the number of shares of Common Stock and equivalent securities (on an as converted, as exercised basis) issued in the first to occur of the Acquisitions (as such term is defined in a Side Letter between the Company and the Holder as of the Issue Date), all as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like.

      20% = (X + 12,000,000)/(58,472,444 + X + Y)

      The term "Company" means China  Biopharmaceuticals  Holdings, Inc. and any
corporation   which   shall   succeed  or  assume  the   obligations   of  China
Biopharmaceuticals Holdings, Inc. hereunder.

      The term "Common Stock" means (a) the Company's Common Stock, $0.01 par value per share, and (b) any other class of securities into which such securities may hereafter have been reclassified or changed into.

      The term "Exercise Date" means (a) any time between the Optional Redemption through the fourth anniversary of the Issue Date if this Warrant is exercised as a result of the Optional Redemption or (b) the same date as the Mandatory Redemption if this Warrant is exercised as a result of the Mandatory Redemption.

      The term "Exercise Price" means a per-share purchase price equal to the Fair Market Value.

      The term "Fair Market Value" of a Warrant Share as of a particular date shall mean:

      (a) If traded on a securities exchange or market, the Fair Market Value shall be deemed to be the average of the closing prices of the Company's Common Stock on such exchange or market over the 30 business days ending immediately prior to the earlier of the date of the Optional Redemption or the date of the Mandatory Redemption.

      (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the earlier of the date of the Optional Redemption or the date of the Mandatory Redemption; and

      (c) If there is no active public market, the Fair Market Value shall be the price per share of Common Stock that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued shares, as such prices shall be determined in good faith by the Board of Directors of the Company and the Holder.

      The term "Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

      The term "Mandatory Redemption" means the Company's redemption of all the then outstanding shares of the Series B Preferred Stock pursuant to the terms and conditions set forth in the Certificate of Designation for the Series B Preferred Stock on the fourth anniversary of the issuance date of the Series B Preferred Stock.

      The term "Optional Redemption" means the Company's redemption of all the then outstanding shares of the Series B Preferred Stock pursuant to the terms and conditions set forth in the Certificate of Designation for the Series B Preferred Stock prior to the fourth anniversary of the issuance date of the Series B Preferred Stock.

      The term "Redemption Notice" means (a) any notice of the Company sent to holders of the Series B Preferred Stock announcing the Company's intention to effect the Optional Redemption or (b) any notice of the holders of the Series B Preferred Stock announcing their intention to effect the Mandatory Redemption.

      The term "Series B Preferred Stock" means the Company's convertible, redeemable Series B Preferred Stock.

      The term "Trading Day" means a day on which the Common Stock is traded on a Trading Market.

      The term "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market or the OTC Bulletin Board.

      1. Exercise. (a) This Warrant may be exercised in full or in part by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within ten (10) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, (i) by wire transfer, (ii) by cancellation of indebtedness of the Company owed to the Holder or (iii) by a combination of (i) and (ii), of an amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect. Upon delivery of the Warrant to the Company and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than thirty (30) days after the Date of Exercise (as defined herein)) register the Holder as a member of the Company in the Company's stock register in respect to the number of Warrant Shares issuable upon such exercise and issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a Warrant Share equal to such fraction of the current Fair Market Value of one (1) whole Warrant Share as of the Date of Exercise. A "Date of Exercise" means the date on which the Holder shall have delivered to the
Company: (i) the Warrant and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

      (b) In case of any partial exercise of this Warrant, the Company shall, upon the deemed exercise hereof (as defined below), cancel this Warrant and execute and deliver a new warrant with the same terms and date for the balance of the Warrant Shares purchasable hereunder.

      2. Certain Adjustments. The Exercise Price and the number of the Additional Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

      (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Additional Shares shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

      (b) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the Holder of the number of the Additional Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to acquire the Alternate Consideration for the aggregate Exercise Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Fair Market Value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

      (c) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 2, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will then promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

      (d) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary,
(ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

      3. Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof

      4. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

      5. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company's authorized but unissued share capital for issuance and delivery upon exercise of this Warrant such number of Warrant Shares (or other shares of the Company as are from time to time issuable upon exercise of this Warrant) and Common Stock for issuance on conversion of such Warrant Shares, including amending its constitutional documents from time to time to increase its authorized share capital as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company's register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights ("Encumbrances"), except such Encumbrances arising under law or such Encumbrances that are in favor of the Holder or any affiliate of the Holder. For purposes only of this Warrant, "reserve," "reservation" and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Warrant Shares sufficient to satisfy the exercise rights of the holder of this Warrant such that such Warrant Shares (and the Common Stock issuable upon conversion thereof) will remain in the authorized but unissued capital of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Warrant Shares are converted into Common Stock in accordance with the terms thereof.

      6. Transfer and Exchange. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any person, in whole or in part, on the books of the Company maintained for such purpose by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrant Shares not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

      7.  Representations  and  Warranties.   The  Company  covenants  that  the
representations and warranties set forth in Schedule A hereto shall be true and correct in all respects as of the date of exercise of this Warrant.

      8. Registration Rights.

      The Company shall prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "1933 Act") registering the Common Stock issuable upon exercise of the Warrants for unrestricted public resale by the Holder. The Company shall cause such registration statement to be declared effective within one hundred and eighty (180) days after the Issue Date.

      9. Common Stock Legend. The Holder acknowledges and agrees that the shares of Common Stock of the Company, and, until such time as the Common Stock has been registered under the 1933 Act and sold in accordance with an effective registration statement, or exemption from registration, certificates and other instruments representing any of the Common Stock shall bear a restrictive legend in substantially the following form and a stop-transfer order may be placed against transfer of any such securities:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SHARES.

      10. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock issuable on the exercise of this Warrant.

      11. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      12. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made hereunder shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender's machine; or (c) three (3) business days after deposit with an internationally- recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


To the Company:                                         To the Holder:


China Biopharmaceuticals Holdings, Inc.                 RimAsia Capital Partners, LP.
No. 859 Pan Xu Road                                     c/o RimAsia Capital Partners (Hong Kong) Ltd.
Suzhou, Jiangsu Province 215000                         1808 Hutchison House
The People's Republic of China                          10 Harcourt Road, Admiralty
Attention: Chris Mao                                    Hong Kong
Telecopier No.: (86) 512-6855-0578                      Attention: Eric Wei
                                                        Telecopier No.: (852) 2970-0078


      13. Governing Law. This Warrant and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the United States of America and State of Delaware, regardless of the laws that might otherwise govern under applicable choice-of-law principles. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware for purposes of all legal proceedings arising out of or relating to this Common Stock Purchase Warrant or the transactions contemplated hereby. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, the right to trial by jury, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      14. No Impairment. The Company will not cooperate with or facilitate any amendment of its constitutional documents, or any reorganization, consolidation, merger, dissolution, issue or sale of shares, sale of assets or any other voluntary action, so as to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will take or procure the taking of all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant and fully paid and non-assessable Common Stock upon conversion of such Warrant Shares.

      15. No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its Common Stock or any other class of shares which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof. The rights granted to Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's Common Stock under any other agreements, except rights that have been waived.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                         China Biopharmaceuticals Holdings, Inc.

                                         By: /s/ Chris Peng Mao
                                             ---------------------
                                         Name:  Chris Peng Mao
                                         Title:  CEO



                     [SIGNATURE PAGE TO ADDITIONAL WARRANT]

                                    Exhibit A

                              FORM OF SUBSCRIPTION
                   (to be signed only on exercise of Warrant)

TO: CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase:

____________ Shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $_____. Such payment takes the form of:

$_________in lawful money of the United States.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _______________________________ whose address is

By its delivery of this Subscription Form, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in . accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 3 of this Warrant to which this notice relates.

         Dated:

                                                              (Address)

Schedule A

Except as disclosed in the Loan Conversion Agreement dated as of even date with the Issue Date between the Company and the Holder:

Corporate Status. The Company is organized under the laws of the State of Delaware and is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the Company to execute and perform this Warrant has been taken.

Validity of Warrant. This Warrant is a legally valid and binding obligation of the Company. Upon issuance, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances except for restrictions on transfer under the securities laws and any agreement to which the Holder becomes a party. The issuance of this Warrant and the issuance of the Warrant Shares do not and will not violate any agreements to which the Company is, or at the time of issuance will be, a party.

Governmental and Third Party Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with or from any governmental agency or authority or any other person or entity required on the part of the Company in connection with the execution, delivery or performance of this Warrant and the consummation of the transactions contemplated herein have been obtained.

Compliance with Other Instruments. The Company is not in violation of any provision of its constitutional documents; any mortgage, indenture, contract, agreement, instrument, judgment, decree or order; or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Warrant pursuant to the terms hereof, will not result in any violation or be in conflict with or constitute a default under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Warrant or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. The Company is not a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality the provisions of which may have a material adverse effect on the Company's financial condition, business or properties. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. There is no action, suit, proceeding or investigation pending or threatened (or any basis therefor) involving the prior employment of any of the Company's officers, employees or consultants, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

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

Title to Property and Assets. The Company has good and marketable title to all of its assets, free and clear of all liens and encumbrances, except such liens and encumbrances which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. All leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective terms and, to the best of the Company's knowledge, there exists no default or other occurrence or condition which could result in a default or termination of any such lease.

Taxes. The Company has timely filed, or caused to be timely filed, all applicable tax returns for income taxes, franchise taxes, sales taxes, withholding taxes, property taxes and, to the best of the Company's knowledge, all other taxes of every kind whatsoever required by law to be filed, and all such tax returns are complete and accurate and in accordance with all legal requirements applicable thereto. The tax returns of the Company have never been audited by appropriate governmental authorities and the Company does not know of any additional tax liabilities, deficiencies or proposed adjustments for any period for which any such returns have been filed.

No Adjustments. From and after August 14, 2007 through and including the Issue Date, the Company has not (i) paid a stock dividend on its Common Stock or otherwise made a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivided outstanding shares of Common Stock into a larger number of shares, (iii) combined outstanding shares of Common Stock into a smaller number of shares, (iv) engaged in any Fundamental Transaction, or, (v) effected any other adjustments as contemplated in Section 2 of this Warrant.


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